Exhibit 10-X










                        PERFORMANCE UNITS AGREEMENT UNDER

                      THE 1990 STOCK PLAN FOR EMPLOYEES OF

                                    GPU, INC.

                                AND SUBSIDIARIES





                                (1999 AGREEMENT)










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AGREEMENT made as of  ------------------------------, by and between GPU, Inc.
(the "Corporation") and  ----------------------------- (the "Recipient"):

WHEREAS, the Corporation maintains the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries (the "Plan") under which the Personnel, Compensation and Nominating Committee of the Corporation's Board of Directors (the "Committee") may, among other things, award units ("Performance Units") representing rights to acquire shares of the Corporation's Common Stock, $2.50 par value ("Common Stock") to such employees of the Corporation and its subsidiaries as the Committee may determine, subject to such terms, conditions or restrictions as it may deem appropriate;

WHEREAS, pursuant to the Plan, the Committee has granted to the Recipient an award of Performance Units subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Plan requires that an award of Performance Units be evidenced by a written agreement between the Corporation and the Recipient that contains such restrictions, terms and conditions as the Committee may require;

NOW, THEREFORE, the parties hereto agree as follows:

1.       AWARD OF PERFORMANCE UNITS; NATURE OF RIGHTS

                  (a) In accordance with the provisions of the Plan, the Committee awarded to the Recipient on ----------------- (the "Award Date") ---------- Performance Units. Each unit so awarded, and each additional Performance Unit credited to the Recipient pursuant to Section 2 (the Performance Units so awarded and the additional Performance Units so credited are hereinafter referred to collectively as the Recipient's "Units"), shall entitle the Recipient, upon the vesting of such units as provided in Section 3 hereof, to receive one share of Common Stock, or a cash payment in lieu of such share, subject to the terms, conditions, and restrictions set forth herein.

                  (b) Prior to the issuance, as provided in Section 4 hereof, of shares of Common Stock with respect to the Recipient's Units, or with respect to the Recipient's "Deferred Vested Units" as defined in Section 4(f)(ii) hereof, the Recipient shall not be entitled to any of the rights of a stockholder of the Corporation by reason of such Units or Deferred Vested Units.

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                  (c)      Notwithstanding  anything  in this  Agreement  to the
                           contrary, the Recipient shall have the status of a mere unsecured creditor of the Corporation with respect to his or her right to receive any payment hereunder; and this Agreement shall constitute a mere promise by the Corporation to make payments in the future in accordance with the terms hereof. It is the intention of the parties hereto that the arrangements set forth in this Agreement be treated as unfunded for tax purposes and, if it should be determined that Title I of ERISA is applicable to such arrangements, for purposes of Title I of ERISA.

2.       ADDITIONAL PERFORMANCE UNITS

                  (a) As of each date prior to the Vesting Date (as defined in Section 3(a) below) on which a dividend is paid on the Common Stock ("Dividend Payment Date"), there shall be credited to the Recipient hereunder a number of additional Performance Units determined by multiplying (i) the aggregate number of Units standing to the Recipient's credit immediately prior to such Dividend Payment Date, by (ii) the quotient resulting from dividing (A) the per share amount of the dividend so paid by (B) the price per share used for the reinvestment of dividends paid on such Dividend Payment Date under the provisions of the Corporation's Dividend Reinvestment and Stock Purchase Plan.

                  (b) Any additional Performance Units credited to the Recipient pursuant to this Section 2 shall be subject to the same terms, conditions and restrictions as are applicable with respect to the Recipient's initially awarded Performance Units.

3.       ADJUSTMENT AND VESTING OF UNITS

                  (a) For purposes of this Agreement, the Recipient's "Vesting Date" shall mean the earliest to occur of the following dates:

                           (i)   the fifth anniversary of the Award Date;



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                           (ii)  the date as of which the Recipient's employment
                           with the Corporation or any subsidiary terminates as a result of the Recipient's death; or

                           (iii) an "Acceleration Date," as defined in the Plan.

                  (b) As of the Recipient's Vesting Date, the aggregate number of Units then standing to the Recipient's credit shall be adjusted in accordance with the following provisions:

                           (i) The aggregate number of the Recipient's Units shall be adjusted by multiplying such aggregate number by the Performance Percentage determined pursuant to the following table:


                          If the Corporation's TSR            The Performance
                          Percentile Ranking is in the:     Percentage shall be:
                          ----------------------------       -------------------
                          90th percentile - or above                 200%
                          85th to 89th                               175
                          80th to 84th                               160
                          75th to 79th                               145
                          70th to 74th                               130
                          65th to 69th                               120
                          60th to 64th                               110
                          55th to 59th                               100
                          50th to 54th                                90
                          45th to 49th                                75
                          40th to 44th                                50
                          below 40th                                   0

                           For purposes of the foregoing, the Corporation's TSR Percentile Ranking shall be determined by (A) ascertaining, for each company (including the Corporation) included in the Standard & Poor's Electric Utility Companies Index (the "Index") on the last day of the Performance Period (as defined below), such company's average quarterly total shareholder return ("TSR") for all calendar quarters in the Performance Period, as reported in the Index;
                           (B) ascertaining the number of such companies whose average quarterly TSR for the Performance Period is lower than the Corporation's; and (C) dividing such number by the total number of companies included in the Index

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                           on such last day. The "Performance Period" shall mean
                           the period from January 1, 1998 through December 31, 2002.

                           (ii) Notwithstanding the foregoing, (A) if the Recipient's Vesting Date occurs by reason of the
                           Recipient's death prior to the first day of the calendar year which includes the fifth anniversary of the Award Date, the Recipient's Units shall not be adjusted in the manner described in subparagraph (i) above; and (B) if the Recipient's Vesting Date occurs by reason of an Acceleration Date occurring prior to such first day, the adjustment with respect to the Recipient's Units required under subparagraph (i) above shall be made using as the applicable Performance Percentage 100% or, if greater, the Performance Percentage that would apply under the table set forth in subparagraph (i) above if the Performance Period had ended on December 31 of the calendar year immediately preceding such Acceleration Date.

                           (iii) If the Recipient's employment with the Corporation or any subsidiary terminates prior to the fifth anniversary of the Award Date as a result of the Recipient's death, Eligible Retirement or Total Disability, the number of Units standing to the Recipient's credit as of the Recipient's Vesting Date (after taking into account any adjustment required under subparagraph (i) above) shall be adjusted (or further adjusted) by multiplying such number of Units by the Recipient's Service Percentage. The Recipient's "Service Percentage" shall mean the percentage determined by dividing by 60 the number of months in the period beginning on the Award Date and ending on the date of such termination of the Recipient's employment; and for this purpose, any fraction of a month included in such period shall be treated as a full month. This subparagraph (iii) shall not apply if the Recipient's Vesting Date occurs by reason of the occurrence of an Acceleration Date.

                  (c) As of the Recipient's Vesting Date, all Units then standing to the Recipient's credit (after taking


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                  into account any adjustments required under subparagraphs (i),
                  (ii) and (iii) of paragraph (b) above) shall become vested. If the number of Units standing to the Recipient's credit
                  immediately   prior  to  any  adjustments   made  pursuant  to
                  subparagraphs (i), (ii) and (iii) of paragraph (b) above exceed the number of Units standing to the Recipient's credit
                  after  giving   effect  to  such   adjustments,   all  of  the
                  Recipient's rights with respect to such excess number of Units shall be forfeited as of the Vesting Date. If the Recipient's employment with the Corporation or any subsidiary should terminate before the Recipient's Vesting Date for any reason other than as a result of the Recipient's Eligible Retirement or Total Disability, all of the Recipient's rights with respect to any Units credited to the Recipient hereunder shall be forfeited as of the date of such termination.

                  (d) For purposes of this Agreement, (i) the term "subsidiary" shall have the same meaning as in paragraph 4(a) of the Plan and (ii) the transfer of a Recipient's employment from one subsidiary to another shall not be treated as a termination of the Recipient's employment.

4.       PAYMENT FOR VESTED UNITS

                  (a) Upon the Vesting Date, the Recipient shall become entitled to receive payment with respect to the Units which have become vested on such date (such Units are hereafter referred to as the Recipient's "Vested Units"). Payment shall be made as soon as practicable after the Vesting Date, in the manner hereinafter set forth in this Section 4.

                  (b) Except as otherwise provided in paragraph (c) below, payment with respect to the Recipient's Vested Units shall be made by the issuance to the Recipient of shares of Common Stock. Except as otherwise provided in paragraph (d) (ii) below, one share of Common Stock shall be issued for each of the Recipient's Vested Units. The Recipient shall own any shares of Common Stock so issued (or issued with respect to the Recipient's Deferred Vested Units) free and clear of any restrictions and shall be free to hold or dispose of such shares at will, subject,

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                  however, to any restrictions that may be imposed by law.

                  (c) The Committee, in its sole discretion, may determine that payment with respect to any or all of the Recipient's Vested Units shall be made in cash instead of in shares of Common Stock, and payment with respect to any fractional part of a Vested Unit shall be made in cash. Except as otherwise provided in paragraph (d) (i) below, the amount of the cash payment to be made with respect to any Vested Unit shall be equal to (and the amount of the cash payment to be made with respect to any fractional part of a Vested Unit shall be based upon) the per share closing price of one share of Common Stock as reported on the New York Stock Exchange Composite Tape for the Vesting Date, or if there are no sales of Common Stock on such date, for the next preceding day on which there were sales of Common Stock.

                  (d) Upon the occurrence of an Acceleration Date, the amount payable with respect to the Recipient's Vested Units (including any Units that became vested prior to such date but for which payment hereunder has not been made as of such date, but not including any Deferred Vested Units as defined in
                  Section 4(f)(ii) hereof standing to the Recipient's credit on such date except as otherwise provided in Section 4(g)(iv) hereof) shall be determined as follows:

                           (i) To the extent that the payment for any of the Recipient's Vested Units is to be made in cash, the amount of cash to be paid for such Vested Units shall be equal to the product of (A) the number of such Vested Units, multiplied by (B) the highest closing price per share of the Common Stock, as reported on the New York Stock Exchange Composite Tape, occurring during the 90-day period preceding and the 90-day period following the Acceleration Date (the "Multiplication Factor").

                           (ii) To the extent that payment for any of the Recipient's Vested Units is to be made in shares of Common Stock, the number of shares of Common Stock to be issued with respect to such Vested Units shall be determined by dividing (A) the

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                           product  of (y)  the  number  of  such  Vested  Units
                           multiplied by (z) the Multiplication Factor, by (B) the per share closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the day preceding the payment date, or if there are no sales of Common Stock on such date, for the next preceding day on which there were sales of Common Stock.

                  (e) If the Recipient has died prior to the date on which any payment is to be made hereunder with respect to the Recipient's Vested Units or Deferred Vested Units, the payment otherwise required to be made to the Recipient shall be made to the Recipient's beneficiary or estate, as the case may be.

                  (f) Subject to the provisions of paragraph (g) below but notwithstanding any other provisions of this Section 4 to the contrary, payment with respect to part or all of the Recipient's Vested Units shall be deferred, and shall be made at the time and in the manner hereinafter set forth, if the Recipient so elects in accordance with the following provisions:

                           (i) An election by the Recipient hereunder shall be made in writing, on a form furnished to the Recipient for such purpose by the Committee. The form shall be filed with the Committee at least one year prior to the Vesting Date.

                           (ii) In the Recipient's election form, the Recipient shall specify the number of Vested Units payment with respect to which the Recipient wishes to defer (the number of Vested Units payment with respect to which is deferred pursuant to the Recipient's election hereunder, and the number of additional units credited to the Recipient pursuant to subparagraph
                           (vi) below are hereinafter collectively referred to as the Recipient's "Deferred Vested Units"); the date on which payment with respect to the Recipient's Deferred Vested Units shall be made or commence (the "Payment Commencement Date") in accordance with subparagraph (iii) below; and the method by which payment with respect to the Recipient's Deferred Vested Units shall be made (the "Payment

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                           Method") in accordance with subparagraph (iv) below.

                           (iii) The Recipient may select, as the Payment Commencement Date, the first business day of any of the following: (A) the third calendar year following the calendar year in which the Vesting Date occurs, or any later calendar year; (B) the earlier of (x) any calendar year which the Recipient is permitted to select under clause (A), or (y) the calendar year following the later of the Vesting Date or the date of the termination of the Recipient's employment with the Corporation or any subsidiary or the Recipient's Total Disability; or (C) the calendar year following the later of the Vesting Date or the date of the termination of the Recipient's employment with the Corporation or any subsidiary or the Recipient's Total Disability, or any later calendar year.

                           (iv) The Recipient may select, as the Payment Method, either (A) a single lump sum payment, or (B) payment in annual installments, over a period of at least five years, or such greater number of years as the Recipient specifies in the Recipient's election form. With each such annual installment, payment shall be made with respect to a number of the Recipient's Deferred Vested Units equal to the quotient resulting from dividing (C) the total number of Deferred Vested Units standing to the Recipient's credit hereunder on the applicable payment date, by (D) the number of installment payments remaining to be made on such date. Immediately after each annual installment payment has been made, the number of Deferred Vested Units standing to the Recipient's credit hereunder shall be reduced by the number of Deferred Vested Units with respect to which such payment was made.

                           (v) Any election made hereunder by the Recipient shall be irrevocable.

                           (vi) Until payment has been made with respect to all of the Recipient's Deferred Vested Units
                           (including those credited to the Recipient under


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                           this  subparagraph),  there  shall be credited to the
                           Recipient hereunder, as of each Dividend Payment Date, a number of additional Deferred Vested Units determined by multiplying (A) the number of Deferred
                           Vested  Units  (including  any  additional   Deferred
                           Vested Units previously credited to the Recipient under this subparagraph) standing to the Recipient's credit hereunder on the day immediately preceding such Dividend Payment Date, by (B) the quotient referred to in Section 2(a)(ii) hereof.

                           (vii) Payment with respect to the Recipient's Deferred Vested Units shall be made in cash, or in shares of Common Stock, or in any combination of cash or such shares, as the Committee shall determine in its sole discretion. To the extent that payment with respect to any of the Recipient's Deferred Vested Units is to be made in shares of Common Stock, one share of Common Stock shall be issued for each such Deferred Vested Unit. The amount of the cash payment to be made with respect to any Deferred Vested Units shall be equal to (and with respect to any fractional part of a Deferred Vested Unit, shall be based upon) the per share closing price of one share of Common Stock as reported on the New York Stock Exchange Composite Tape for the last business day immediately preceding the date on which such cash payment is to be made.

                           (viii) A deferral election otherwise permitted to be made hereunder shall be subject to the following limitations:

                                    (A) If the Recipient's Vesting Date should occur within one year following the date on which the Recipient's election form is filed with the Committee, or if the Vesting Date occurs more than one year from such date but occurs as a result of the occurrence of an Acceleration Date, the Recipient's deferral election shall not be given effect, and payment with respect to the Recipient's Vested Units shall be made in accordance with the other applicable provisions of this
                                    Section 4.

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                                    (B) No deferral  election shall be effective
                                    hereunder if at any time during the 12-month
                                    period  ending  on  the  Vesting  Date,  the
                                    Recipient  received  a  hardship  withdrawal
                                    under  Section  7.2(e) of the GPU  Companies
                                    Employee  Savings  Plan  for   Nonbargaining
                                    Employees.

                                    (C) No amount may be deferred  with  respect
                                    to the Recipient's  Vested Units pursuant to
                                    the Recipient's  deferral election hereunder
                                    to the extent that any tax is required to be
                                    withheld   with   respect  to  such   amount
                                    pursuant to applicable federal, state or local law.

                           (ix) Notwithstanding any other provision in this paragraph (f) to the contrary, to the extent the
                           Committee in its sole discretion so determines, payment with respect to any part or all of the Recipient's Deferred Vested Units may be made to the Recipient or to the Recipient's beneficiary or estate, on any date earlier than the date on which such payment is to be made pursuant to the Recipient's election hereunder, in the following circumstances: (A) in the event of the Recipient's death prior to the Payment Commencement Date specified in the Recipient's election hereunder; (B) in the event the Recipient becomes entitled to receive payments under the Long-Term Disability Plan or Employee Pension Plan of any GPU Company as a result of incurring a Total Disability; and (C) in the event the Recipient requests such early payment and the Committee, in its sole discretion, determines that such early payment is necessary to help the Recipient meet some severe financial need arising from circumstances which were beyond the Recipient's control and which were not foreseen by the Recipient at the time of the Recipient's election hereunder.

                  (g) Notwithstanding any provision in paragraph (f) above to the contrary or any other election made by the Recipient under paragraph (f), the Recipient may make a special election under this paragraph (g) regarding payment with respect to his or her Deferred

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                  Vested Units in the event a "Change in Control", as defined in the Plan, should occur.

                           (i) The Recipient  may elect under this  subparagraph
                           (i) to have payment with respect to all of his or her Deferred Vested Units made in the form of a single lump sum payment upon the occurrence of a Change in Control prior to the Recipient's termination of employment. Such payment shall be made as soon as practicable after the date on which such Change in Control occurs.

                           (ii) The Recipient may elect under this  subparagraph
                           (ii) to have payment with respect to all of his or her Deferred Vested Units made in the form of a single lump sum payment in the event of the Recipient's termination of employment for any reason within the two-year period following a Change in Control. Such payment shall be made by no later than 30 days after the date of the Participant's termination of employment.

                           (iii) Under this subparagraph (iii) a Recipient may elect, in the event a Change in Control occurs after the Participant's termination of employment but before all payments with respect to his or her Deferred Vested Units have been made pursuant to the Participant's election under Section 4(f), to have payment with respect to all of the Deferred Vested Units that are still standing to the Recipient's credit hereunder at the time of such Change in Control made in the form of a single lump sum payment. Such payment shall be made as soon as practicable after the date on which such Change of Control occurs. (iv) Payment with respect to the Recipient's Deferred Vested Units pursuant to an election made by the Recipient under subparagraph
                           (i), (ii) or (iii) above shall be made in the manner provided in Section 4(f)(vii); provided, however, that if payment is to be made pursuant to the Recipient's election under subparagraph (i) or

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                           (iii),  the  second  and third  sentences  of Section
                           4(f)(vii) shall not apply, and the amount of cash payable and/or the number of shares of Common Stock to be issued with respect to the Recipient's Deferred Vested Units shall be determined in accordance with the provisions of Section 4(d)(i) and (ii).

                           (v) An election under subparagraph (i) shall be effective only if it is made at least one year prior to the Change in Control referred to in subparagraph
                           (i). An  election  under  subparagraph  (ii) shall be
                           effective only if it is made either (A) at least twenty-four (24) months prior to the Recipient's termination of employment, or (B) if such termination of employment constitutes an "Involuntary Termination", as defined in subparagraph (vi) below, at least one year prior to the Change in Control referred to in subparagraph (ii). An election under subparagraph (iii) shall be effective only if it is made prior to the Recipient's termination of employment and at least one year prior to the occurrence of the Change in Control referred to in subparagraph (iii). Any special election made under subparagraphs (i), (ii) or (iii) may be revoked, and a new special election may be made thereunder, at any time; provided, however, that any such revocation or new election shall be effective only if it is made within the applicable election period specified herein. Any special election, or revocation of a special election, that may be made under subparagraphs (i), (ii) or (iii) shall be made in the manner set forth in the first sentence of Section 4(f)(i). Any special election made by the Recipient under subparagraph (i), (ii) or (iii) shall be effective only if, at the date as of which payment is to be made pursuant to such election, there is in effect for the Recipient a special election under the comparable provision of each other Performance Units Agreement and Restricted Units Agreement between the Recipient and GPU, Inc. in effect on such date.

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


                           (vi) For purposes of this paragraph (g), "Involuntary Termination" shall mean the termination of Recipient's employment (A) as a result of the Recipient's death, (B) by the Corporation or any subsidiary, for any reason, or (C) by the Recipient for "Good Reason". For purposes of the foregoing, "Good Reason" shall mean the occurrence after a Change in Control of any of the following events or conditions:

                                    (1) change in the Recipient's status, title,
                                    position  or   responsibilities   (including
                                    reporting  responsibilities)  which,  in the
                                    Recipient's reasonable judgment,  represents
                                    an adverse  change  from his or her  status,
                                    title,  position or  responsibilities  as in
                                    effect   immediately   prior  thereto;   the
                                    assignment to the Recipient of any duties or
                                    responsibilities  which,  in the Recipient's
                                    reasonable  judgment,  are inconsistent with
                                    his  or  her  status,   title,  position  or
                                    responsibilities; or any removal of the Recipient from or failure to reappoint or reelect him or her to any of such offices or positions, other than in connection with the termination of his or her employment for disability, for cause, or by the Recipient other than for Good Reason;

                                    (2) a reduction in the rate of the
                                    Recipient's annual base salary;

                                    (3) the  relocation  of the offices at which
                                    the Recipient is  principally  employed to a
                                    location  more than  twenty-five  (25) miles
                                    from   the    location   of   such   offices
                                    immediately prior to such relocation, or the
                                    Recipient   being   required   to  be  based
                                    anywhere other than at such offices,  except
                                    to  the   extent  the   Recipient   was  not
                                    previously  assigned to a principal place of
                                    duty  and  except  for  required  travel  on
                                    business   of   the   Corporation   or   any
                                    subsidiary   to  an   extent   substantially
                                    consistent with the Recipient's previous business travel obligations;

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


                                    (4) the  failure by the  Corporation  or any
                                    subsidiary  to  pay  to  the  Recipient  any
                                    amount    of   the    Recipient's    current
                                    compensation, or any amount payable under this Agreement, within seven (7) days of the date on which payment of such amount is due; or

                                    (5) the  failure by the  Corporation  or any
                                    subsidiary   (x)  to   continue   in  effect
                                    (without reduction in benefit level,  and/or
                                    reward     opportunities)    any    material
                                    compensation  or  employee  benefit  plan in
                                    which  the   Recipient   was   participating
                                    immediately  prior  to such  failure  by the
                                    Corporation  or  any  subsidiary   unless  a
                                    substitute  or  replacement  plan  has  been
                                    implemented  which  provides   substantially
                                    identical  compensation  or  benefits to the
                                    Recipient  or (y) to continue to provide the
                                    Recipient with compensation and benefits, in
                                    the  aggregate,  at least equal (in terms of
                                    benefit levels and/or reward  opportunities)
                                    to  those   provided  for  under  all  other
                                    compensation  or  employee   benefit  plans,
                                    programs   and   practices   in  which   the
                                    Recipient  was   participating   immediately
                                    prior to such failure by the Corporation or any subsidiary.

                  Any event or condition described in clauses (1) through (5) above which occurs (A) within twelve (12) months prior to a Change in Control or (B) prior to a Change in Control but which you reasonably demonstrate (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (y) otherwise arose in connection with, or in anticipation of a Change in Control which has been threatened or proposed, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.

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


5.       WITHHOLDING TAXES

                  In connection with the issuance of any Common Stock or the making of any cash payment in accordance with the provisions of this Agreement, the Corporation shall withhold the taxes then required by applicable federal, state and local law to be so withheld. In lieu thereof, the Corporation may require the Recipient (or, in the event of the Recipient's death, the Recipient's beneficiary or estate) to pay to the Corporation an amount equal to the amount of taxes so required to be withheld. Such payment to the Corporation shall be made in cash, in shares of Common Stock with a market value equal to such withholding obligation, or in any combination thereof, as determined by the Committee.

6.       ADMINISTRATION

                  (a)  The  Committee   shall  have  full   authority  and  sole
                  discretion  (subject  only to the  express  provisions  of the
                  Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Corporation, the Recipient, the Recipient's estate and any and all other interested parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a "Change in Control" (as defined in the Plan) shall be subject to judicial review under a "de novo" rather than a deferential standard.

                  (b) This Agreement shall be subject to the terms of the Plan, and in the case of any inconsistency between the Plan and this Agreement, the provisions of the Plan shall govern. The Recipient hereby acknowledges receipt of the Corporation's Prospectus which includes the text of the Plan.

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


7.       NONASSIGNABILITY

                  The Recipient's rights to payments under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer (other than transfer by will or by the laws of descent and distribution), assignment, pledge, encumbrance, attachment or garnishment by the Recipient's creditors or the creditors of the Recipient's spouse or any other beneficiary.

8.       RIGHT TO CONTINUED EMPLOYMENT

                  Nothing in the Plan or this Agreement shall confer on the Recipient any right to continue as an employee of the
                  Corporation  or  any  subsidiary  or in  any  way  affect  the
                  Corporation or any subsidiary's right to terminate the Recipient's employment at any time.

9.       FORCE AND EFFECT

                  The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

10.      PREVAILING LAWS

                  This   Agreement   shall  be  governed  by  the  laws  of  the
                  Commonwealth of Pennsylvania applicable to contracts made, and to be enforced, within the Commonwealth of Pennsylvania.

11.      SUCCESSORS

                  This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

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


12.      NOTICE

                  Any notice to the Corporation hereunder shall be in writing addressed to:

                           Executive Vice President, Corporate Affairs
                           GPU Service, Inc.
                           310 Madison Avenue
                           Morristown, New Jersey 07962-1957

                  Any notice to the Recipient hereunder shall be in writing addressed to:

                  ------------------------------------------------------

                  ------------------------------------------------------

                  or such other address as the Recipient shall specify to the Corporation in writing.

13.      ENTIRE AGREEMENT

                  This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by each of the parties hereto. No waiver by either party of any default under this agreement shall be deemed a waiver of any later default set forth above.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date set forth above.

                                               GPU, INC.


                                          By:__________________________________
                                                  Fred D. Hafer
                                                  Chairman, President and Chief
                                                  Executive Officer




                                          -------------------------------------





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